UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
May 10, 2006
(Date of earliest event reported)
ACE CASH EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Texas	0-20774	75-2142963
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1231 Greenway Drive, Suite 600
Irving, Texas		75038
(Address of principal executive offices)		(Zip Code)
(972) 550-5000
(Registrant’s telephone number,
including area code)
Not Applicable
(Former Name or Former Address,
if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Consulting Agreement with Raymond C. Hemmig
On May 10, 2006, Ace Cash Express, Inc. (“ACE”) and Raymond C. Hemmig, Chairman of the Board of Directors of ACE (“Mr. Hemmig”), entered into a Consulting Agreement (the “Consulting Agreement”) under which Mr. Hemmig will render consulting services to ACE upon the termination of Mr. Hemmig’s position as the Chairman of the Board of Directors of ACE (the “Effective Date”). Mr. Hemmig will provide consulting services to ACE upon the Effective Date for a term of six years, unless the consulting relationship is terminated earlier in accordance with the Consulting Agreement.
Under the Consulting Agreement, ACE will:
•	pay Mr. Hemmig a monthly consulting fee during the term of the Consulting Agreement to be determined by the following formula: the quotient of (i) three times the sum of (a) the total value of cash compensation paid to Mr. Hemmig in the fiscal year prior to Mr. Hemmig’s termination and (b) the total value of equity grants to Hemmig in the fiscal year prior to Mr. Hemmig’s termination, divided by (ii) 72;

•	beginning the Effective Date and for the duration of the lifetime of Mr. Hemmig and his wife, continue to pay all health, dental and similar benefit plans for him and his wife; and

•	reimburse Mr. Hemmig’s reasonable out-of-pocket expenses incurred to perform the consulting services.
     In addition, during the six-year term of the Consulting Agreement (the “Restricted Period”), Mr. Hemmig will be obligated to comply with certain nondisclosure, noncompetition, and nonsolicitation covenants. If the consulting relationship is terminated by Mr. Hemmig because ACE has failed to make payments to him under the Consulting Agreement, or for any reason other than by Mr. Hemmig’s uncured material breach of the Consulting Agreement or Mr. Hemmig’s death or permanent disability, ACE will be obligated to pay Mr. Hemmig all payments and benefits entitled to Mr. Hemmig up to the date of termination of the Consulting Agreement. If the consulting relationship is terminated before the expiration of the term of the Consulting Agreement because of Mr. Hemmig’s death or permanent disability, ACE will be obligated to continue to pay the monthly consulting fees to Mr. Hemmig or his estate. ACE will have no obligation to pay any further amounts to Mr. Hemmig if ACE terminates the consulting relationship because of any breach by Mr. Hemmig of the nondisclosure, noncompetition and nonsolicitation covenants of the Consulting Agreement during the Restricted Period. If the consulting relationship terminates because of a change in control of ACE (as defined in the Consulting Agreement), ACE will require any successor to all or substantially of the ACE’s business or assets to expressly assume and agree to undertake ACE’s obligations under the Consulting Agreement.

Item 9.01. Financial Statements and Exhibits
Exhibits. The following exhibit is filed herewith in accordance with the provisions of Item 601 of Regulation S-K:
10.1	Consulting Agreement dated as of May 10, 2006 between ACE and Raymond C. Hemmig.
[Signature Page Follows]

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACE CASH EXPRESS, INC.
Dated: May 11, 2006	By:	/s/ WALTER E. EVANS
Walter E. Evans
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consulting Agreement dated as of May 10, 2006 between ACE and Raymond C. Hemmig.